Exhibit 99.2

NEWS RELEASE

CONTACTS:
CONMED Corporation
Robert Shallish
Chief Financial Officer
315-624-3206

Joele Frank, Wilkinson Brimmer Katcher
Andy Brimmer / Jamie Moser
212-355-4449

FOR RELEASE: 7:00 AM (Eastern) July 23, 2014

CONMED Corporation Announces Leadership Transition

Joseph Corasanti Steps Down as CEO

Founder Gene Corasanti Retires

Independent Board Member Curt Hartman Appointed Interim CEO

Charles Farkas Appointed to Board of Directors

Second Quarter Earnings Conference Call Moved to 8:30 AM Eastern Today

UTICA, New York, July 23, 2014 – CONMED Corporation (NASDAQ: CNMD) today announced that Joseph Corasanti is stepping down as Chief Executive Officer, President and a member of the Board of Directors, effective immediately. The Board has appointed Curt Hartman, an independent director of CONMED and the former Interim CEO and CFO of Stryker Corporation, as Interim Chief Executive Officer. In addition, after nearly 44 years of service to CONMED, founder Eugene Corasanti has decided to retire from the Board and as an employee, effective immediately.

“For more than 20 years Joe has been integral to CONMED and we are extremely grateful for his contributions,” said Mark Tryniski, Chairman of CONMED’s Board of Directors. “Joe’s leadership has been instrumental in growing CONMED into a leading global supplier of medical technology devices. Under his tenure, the Company expanded revenues, earnings, cash flow and its return to shareholders through internal growth and the completion of more than twenty acquisitions. We are also grateful to Gene Corasanti, a true entrepreneur who founded the Company in 1970 with one product idea and strategic vision that became the foundation for the worldwide organization that CONMED is today. On behalf of the Board I would like to thank Joe and Gene for their many years of service and wish them all the best.”

Joseph Corasanti said, “CONMED has been an important part of my life for more than 20 years and I am extremely proud of the progress that the Company has made. I want to thank the talented team at CONMED for their commitment and service. Our employees are among the best in the industry and I am confident that I am leaving the company in good hands with a bright future ahead.”

Mr. Hartman is the former Interim CEO and CFO of Stryker Corporation and brings more than 22 years of medical device industry experience to CONMED. During his tenure at Stryker, Mr. Hartman focused on a number of initiatives including the successful completion of multiple acquisitions, debt offerings, share buybacks and an enhanced dividend policy while innovating the business model to address the changing healthcare landscape.

Mr. Tryniski continued, “We are fortunate to have an experienced Board with a range of talents and are pleased that Curt has agreed to assume the interim CEO role as we undertake a comprehensive search to fill the position on a permanent basis. Curt has extensive knowledge of the medical device industry and has a track record of executive leadership that will help CONMED transition seamlessly. Curt has had an opportunity to engage with our experienced senior management team, which averages 21 years of medical device industry experience, and has a deep understanding of the Company’s strategic objectives.”

Curt Hartman added, “All of CONMED is grateful to Joe for taking the company to its present heights. I look forward to working with the management team and Board to position CONMED for the next levels of growth, profitability and improved execution. I’ve observed CONMED both as a competitor and as a Board member and my observations inform my view that the Company has the potential to deliver enhanced shareholder value. I am excited to be working with the talented members of the CONMED team and look forward to engaging with the investor community to discuss the exciting opportunities we see for CONMED.”

The Board has formed a search committee comprised of independent board members Mark Tryniski, Jerome Lande, Stephen Mandia, Brian Concannon and Charles Farkas to identify candidates for the permanent CEO position. The Board intends to retain an executive search firm to assist in the process.

The Company also announced that Bill Abraham is retiring as Executive Vice President of Business Development, effective as of the conclusion of a transition period (which is expected to be no later than September 30, 2014). Mark Tryniski said, “Bill has been invaluable in the development of CONMED, first in his role as head of Manufacturing in the Company’s early years and most recently as the executive in charge of Business Development. He has been a trusted advisor to CONMED for 37 years.” The Company will conduct a search for Mr. Abraham’s successor as Executive Vice President of Business Development.

Additional Board Changes

The Board also announced today that it has appointed Charles Farkas, a Senior Partner at Bain & Company and former North American Head of Bain’s Healthcare Practice, as a new independent director, effective immediately.

Mr. Farkas’ appointment is in connection with the Company’s obligation under its agreement with Coppersmith Capital Management, announced on February 25, 2014, to nominate a new independent director to the Board. Mr. Farkas has been added to the Audit Committee as well as the search committee to identify candidates for the permanent CEO position and will stand for election during the 2014 Annual Meeting of Shareholders on September 10, 2014.

Conclusion of Strategic Alternatives Process

CONMED also announced today that its Board of Directors has concluded a comprehensive review of strategic alternatives for the Company. Over the past six months, with the assistance of financial and legal advisors, the Company contacted an exhaustive list of potential financial and strategic counterparties across the industry to explore a range of strategic alternatives, including a sale or merger of the Company, with the goal of maximizing shareholder value.

Following this comprehensive process, the Board determined that the various strategic alternatives available at this time do not adequately reflect the intrinsic value of the Company or its future growth prospects. As such, the Board has determined to terminate the process and work with management to focus on further developing and executing CONMED’s strategic plan to grow revenues and margins.

Mark Tryniski continued, “CONMED’s Board and management team are committed to creating value for all shareholders and will continue to take any actions that enable the Company to achieve this objective.”

Bank of America Merrill Lynch and Greenhill & Co., LLC acted as financial advisors to CONMED’s Board of Directors during this process.

About Curt Hartman

Curt Hartman had a 22-year career at Stryker Corporation, a publicly traded large cap medical device company, from 1990 through February 2013. Most recently, he served as the Interim Chief Executive Officer of Stryker from February 2012 to October 2012. Prior to this role, Mr. Hartman was the Vice President, Chief Financial Officer of Stryker from April 2009 to October 2012. Mr. Hartman initially joined Stryker in 1990 as a Manufacturing Engineer and held numerous roles at the Company that included Unit Supervisor, Production Unit Manager, Director of Information Technology, National Accounts Director and Vice President, General Manager and Global President of the Instruments Division of Stryker. Mr. Hartman received a Bachelor of Science degree in Aerospace Engineering from the University of Michigan and a Harvard AMP Program Certificate from Harvard Business School.

About Charles Farkas

Charles Farkas is a Senior Partner at consulting firm Bain & Company with more than 35 years of experience advising chief executives and senior managers in a wide variety of industries on issues critical to long-term success. He has served as the global leader of Bain & Company’s Financial Services practice, the North American head of Bain’s Healthcare practice and as the managing director of Bain Canada. Prior to working at Bain, Mr. Farkas received a Bachelor of Arts degree from Princeton University and a Masters in Business Administration from Harvard Business School. Mr. Farkas is also on the Board of Harvard Medical School and is a Corporator of Partners Healthcare.

Conference Call Today

The Company intends to discuss these developments as well as its second quarter 2014 financial results during its live webcast scheduled for 8:30 a.m. Eastern Time today, Wednesday, July 23, 2014. This webcast can be accessed from CONMED’s web site at www.conmed.com. Replays of the call will be made available through August 1, 2014.

About CONMED

CONMED is a medical technology company with an emphasis on surgical devices and equipment for minimally invasive procedures. The Company’s products are used by surgeons and physicians in a variety of specialties including orthopedics, general surgery, gynecology, neurosurgery and gastroenterology. Headquartered in Utica, New York, the Company’s 3,600 employees distribute its products worldwide from several manufacturing locations. CONMED has a direct selling presence in 16 countries outside the United States and international sales constitute more than 50% of the Company’s total sales.

Forward Looking Information

This press release contains forward-looking statements based on certain assumptions and contingencies that involve risks and uncertainties. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and relate to the Company’s performance on a going-forward basis. The forward-looking statements in this press release involve risks and uncertainties which could cause actual results, performance or trends, to differ materially from those expressed in the forward-looking statements herein or in previous disclosures. The Company believes that all forward-looking statements made by it have a reasonable basis, but there can be no assurance that management’s expectations, beliefs or projections as expressed in the forward-looking statements will actually occur or prove to be correct. In addition to general industry and economic conditions, factors that could cause actual results to differ materially from those discussed in the forward-looking statements in this press release include, but are not limited to: (i) the failure of any one or more of the assumptions stated above, to prove to be correct; (ii) the risks relating to forward-looking statements discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013; (iii) cyclical purchasing patterns from customers, end-users and dealers; (iv) timely release of new products, and acceptance of such new products by the market; (v) the introduction of new products by competitors and other competitive responses; (vi) the possibility that any new acquisition or other transaction may require the Company to reconsider its financial assumptions and goals/targets; (vii) increasing costs for raw material, transportation or litigation; and/or (viii) the Company’s ability to devise and execute strategies to respond to market conditions.